Exhibit 99.1


                              Financial Statements
                           and Supplemental Schedules

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                           December 31, 2001 and 2000,
                          and for the years then ended,
                        with Independent Auditors' Report

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                              Financial Statements
                           and Supplemental Schedules

                           December 31, 2001 and 2000,
                          and for the years then ended





                                Table of Contents

Independent Auditors' Report...................................................1

Audited Financial Statements

Statement of Net Assets Available for Benefits.................................2
Statement of Changes in Net Assets Available for Benefits....................3-4
Notes to Financial Statements................................................5-9


Supplemental Schedules

Schedule H, Part IV, 4i - Schedule of Assets Held for Investment Purposes..10-11
Schedule H, Part IV, 4j - Schedule of Reportable Transactions..............12-13

                          Independent Auditors' Report

Amcast Industrial Corporation
401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2

We have audited the accompanying statement of net assets available for benefits of the Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 as of December 31, 2001 and 2000, and the related statement of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2001 and 2000, and the changes in its net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes and reportable transactions as of and for the years ended December 31, 2001 and 2000 are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

                                                   /s/ Battelle & Battelle LLP

June 6, 2002
Dayton, Ohio

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                 Statement of Net Assets Available for Benefits








                                                            December 31
                                                   ---------------------------
                                                       2001           2000
                                                   -----------    ------------
Assets

Participant-directed investments, at fair value
    Shares of registered investment companies      $ 2,887,496     $ 3,003,781
    Common/collective trust fund                     2,283,065       2,023,817
    Amcast Industrial Corporation common stock          69,065          91,366
    Loans to participants                              409,454         372,323
                                                   -----------    ------------
                                                     5,649,080       5,491,287
                                                   -----------    ------------

Receivables
    Interest and dividend income                           671           1,283
    Participant contributions                           10,823          25,982
    Employer contributions                                 247             427
                                                   -----------    ------------
                                                        11,741          27,692
                                                   -----------    ------------

Net assets available for benefits                  $ 5,660,821     $ 5,518,979
                                                   ===========    ============





The accompanying notes are an integral part of the financial statements.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

            Statement of Changes in Net Assets Available for Benefits

                      For the year ended December 31, 2001

                                                                 Fund Information
                                    -------------------------------------------------------------------
                                       Amcast        T. Rowe      T. Rowe      T. Rowe      T. Rowe
                                     Industrial       Price        Price        Price        Price
                                     Corporation     Stable     International    New          New
                                       Common         Value        Stock       Horizons     Income
                                        Stock         Fund          Fund         Fund        Fund
                                    -------------------------------------------------------------------

Additions
  Investment income
   Interest and dividends               $ 1,415    $ 126,169       $ 1,241    $  2,534      $ 4,288
   Net (depreciation)
     appreciation in fair
     value of investments               (51,767)           -       (11,116)     (4,289)       1,283
  Contributions
   Participant                           19,724      245,850        15,528      24,379       36,740
   Employer                              10,816            -             -           -            -
                                    -------------------------------------------------------------------
                                        (19,812)     372,019         5,653      22,624       42,311

Deductions
  Benefit payments                      (11,816)    (233,247)       (2,948)     (3,248)      (8,677)

  Interfund transfers                     8,613      114,547        (1,607)    (27,225)       3,113
                                    -------------------------------------------------------------------
Net increase (decrease)                 (23,015)     253,319         1,098      (7,849)      36,747

Net assets available for
  benefits, December 31, 2000            92,696    2,034,338        42,407     114,875       57,245
                                    -------------------------------------------------------------------
Net assets available for
  benefits, December 31, 2001          $ 69,681  $ 2,287,657      $ 43,505   $ 107,026     $ 93,992
                                    ====================================================================

                                     T. Rowe      T. Rowe        T. Rowe
                                       Price        Price          Price
                                      Equity        Equity        Capital
                                     Index 500      Income     Appreciation   Participant
                                       Fund          Fund          Fund          Loans        Total
                                    -------------------------------------------------------------------

Additions
  Investment income
   Interest and dividends             $ 4,342     $ 116,007        $ 8,557     $ 35,257     $ 299,810
   Net (depreciation)
     appreciation in fair
     value of investments             (62,121)      (83,138)         4,501            -      (206,647)
  Contributions
   Participant                         76,663       168,007         39,293            -       626,184
   Employer                                 -             -              -            -        10,816
                                    -------------------------------------------------------------------
                                       18,884       200,876         52,351       35,257       730,163

Deductions
  Benefit payments                    (17,680)     (268,991)       (17,741)     (23,973)     (588,321)

  Interfund transfers                  (6,107)     (149,495)        32,313       25,848             -
                                    -------------------------------------------------------------------
Net increase (decrease)                (4,903)     (217,610)        66,923       37,132       141,842

Net assets available for
  benefits, December 31, 2000         433,252     2,256,038        115,806      372,322     5,518,979
                                    -------------------------------------------------------------------
Net assets available for
  benefits, December 31, 2001       $ 428,349   $ 2,038,428      $ 182,729    $ 409,454   $ 5,660,821
                                    ====================================================================


The accompanying notes are an integral part of the financial statements.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

            Statement of Changes in Net Assets Available for Benefits

                      For the year ended December 31, 2000

                                                                 Fund Information
                                    -------------------------------------------------------------------
                                       Amcast        T. Rowe      T. Rowe      T. Rowe      T. Rowe
                                     Industrial       Price        Price        Price        Price
                                     Corporation     Stable     International    New          New
                                       Common         Value        Stock       Horizons     Income
                                        Stock         Fund          Fund         Fund        Fund
                                    -------------------------------------------------------------------

Additions
  Investment income
   Interest and dividends               $ 4,359     $ 88,701       $ 3,300    $ 13,032      $ 2,579
   Net (depreciation)
     appreciation in fair
     value of investments               (42,291)           -        (8,564)    (23,639)       1,930
  Contributions
   Participant                           16,843      199,658        12,556      22,236       28,555
   Employer                              11,153            -             -           -            -
  Transfer from Amcast Industrial
   Corporation 401(k) Salary
   Deferral Plan for Bargaining
   Unit Employees                             -      700,184             -           -            -
                                    -------------------------------------------------------------------
                                         (9,936)     988,543         7,292      11,629       33,064

Deductions
  Benefit payments                       (5,838)    (112,438)         (247)     (4,275)      (2,127)

  Interfund transfers                      (909)     (31,078)       28,681      83,018       (8,062)
                                    -------------------------------------------------------------------
Net increase (decrease)                 (16,683)     845,027        35,726      90,372       22,875

Net assets available for
  benefits, December 31, 1999           109,379    1,189,311         6,681      24,503       34,370
                                    -------------------------------------------------------------------
Net assets available for
  benefits, December 31, 2000          $ 92,696  $ 2,034,338      $ 42,407   $ 114,875     $ 57,245
                                    ====================================================================

                                     T. Rowe      T. Rowe        T. Rowe
                                       Price        Price          Price
                                      Equity        Equity        Capital
                                     Index 500      Income     Appreciation   Participant
                                       Fund          Fund          Fund          Loans        Total
                                    -------------------------------------------------------------------

Additions
  Investment income
   Interest and dividends             $ 4,783     $ 228,438        $ 9,375     $ 22,540     $ 377,107
   Net (depreciation)
     appreciation in fair
     value of investments             (34,311)      (26,354)         7,726            -      (125,503)
  Contributions
   Participant                         74,571       144,203         24,284            -       522,906
   Employer                                 -             -              -            -        11,153
  Transfer from Amcast Industrial
   Corporation 401(k) Salary
   Deferral Plan for Bargaining
   Unit Employees                           -     1,037,102              -            -     1,737,286
                                    -------------------------------------------------------------------
                                       45,043     1,383,389         41,385       22,540     2,522,949

Deductions
  Benefit payments                    (14,197)     (297,473)          (230)     (22,925)     (459,750)

  Interfund transfers                 228,743      (423,503)        19,370      103,740             -
                                    -------------------------------------------------------------------
Net increase (decrease)               259,589       662,413         60,525      103,355     2,063,199

Net assets available for
  benefits, December 31, 1999         173,663     1,593,625         55,281      268,967     3,455,780
                                    -------------------------------------------------------------------
Net assets available for
  benefits, December 31, 2000       $ 433,252   $ 2,256,038      $ 115,806    $ 372,322   $ 5,518,979
                                    ====================================================================


The accompanying notes are an integral part of the financial statements.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                          Notes to Financial Statements

                                December 31, 2001






1. Description of the Plan

The following description of the Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 (the Plan) is provided for general information purposes only. Participants should refer to the Summary Plan Description for a more complete description of the Plan's provisions.

General

The Plan is a contributory defined contribution plan covering certain employees of the Amcast Industrial Corporation (the Company and Plan Sponsor) who are compensated on an hourly basis and are covered by a collective bargaining agreement. The Plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Contributions

The Plan allows for participant deferred contributions in participant-directed amounts from 1 percent to 15 percent of their annual compensation, and allows for transfers by participants from any other plan meeting the requirements of Internal Revenue Code (the IRC) Section 401(a). Participants may also annually contribute no more than two lump sum salary deferral contributions, provided that total contributions do not exceed the maximum contribution allowed for each participant. The Company makes matching contributions equal to 15 percent of the first 6 percent of compensation that is deferred by participants to the Plan to certain employees based on their respective collective bargaining agreement. All employer contributions are in Company stock.

Vesting

Participants are immediately vested in their deferral contributions plus actual earnings thereon. Participants are 50 percent vested in Company contributions made after one year of service with the Company, 75 percent vested after two years of service, and fully vested after three years of service. Vested benefits are paid by several optional methods upon retirement, death, or termination.

                         Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                          Notes to Financial Statements

                                December 31, 2001


1.  Description of the Plan (continued)

Payment of Benefits

On termination of service for any reason, a participant may receive a lump-sum amount equal to the vested value of his or her account, either in (a) cash or
(b) cash for all investments other than Company stock and the participant's related shares of the Company's stock.

Participant Loans

Under the Plan, participants may borrow up to 50 percent of their vested balance not to exceed $50,000. The loan term is not to exceed 5 years unless the loan is for the purchase of a principal residence, in which case the term may be as long as 30 years. Interest rates on these loans are one percent above the prime rate of interest on the first business day of the calendar quarter in which a loan application is made to the Company.

Participant Accounts

Each participant's account is credited with the participant's contributions and allocations of (a) the Company's contributions and (b) the Plan's earnings. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Administrative Expenses

Substantially all expenses of the Plan are paid by the Company.

2.  Summary of Significant Accounting Policies

Basis of Accounting

The Plan's financial statements are prepared on the accrual basis of accounting.

                         Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                          Notes to Financial Statements

                                December 31, 2001


2.  Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan administrator to make estimates and assumptions that affect certain amounts and disclosures reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Investment Valuation

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. Company common stock and the participation units owed by the Plan in the common/collective trust fund are based on quoted redemption value on the last business day of the Plan year. Participant loans are valued at their outstanding balances, which approximate fair value.

3. Investments

The fair value of individual investments that represent 5 percent or more of the Plan's net assets at December 31 are as follows:

                                                    2001            2000
                                                ------------   -------------
Shares of registered investment companies
  T. Rowe Price Equity Income Fund              $ 2,035,276     $ 2,248,869
  T. Rowe Price Equity Index 500 Fund               427,086         429,591
Common/collective trust fund
  T. Rowe Price Stable Value Fund                 2,283,065       2,023,817
Participant Loans                                   409,454         372,323

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                          Notes to Financial Statements

                                December 31, 2001


3. Investments (continued)

For the years ended December 31, 2001 and 2000, the Plan's investments (including investments bought, sold, and held during the year) depreciated in value by $206,647, and $125,503, respectively:

                                                       2001           2000
                                                   -----------    -----------
Shares of registered investment companies           $ 154,880      $  83,212
Amcast Industrial Corporation common stock             51,767         42,291
                                                   -----------    -----------
                                                    $ 206,647      $ 125,503
                                                   ===========    ===========


4.  Income Tax Status

The Internal Revenue Service (IRS) has not yet determined if the Plan qualifies under Section 401(a) of the Internal Revenue Code (the IRC). However, the Plan administrator believes that the Plan is qualified and, therefore, the underlying trust is not subject to income tax under present law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Pension Administration Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.


5. Transactions With Parties-In-Interest

The Trust is not charged for administrative services performed on its behalf by the Company. The Plan also invests in common stock of the Company (the Plan Sponsor).

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                          Notes to Financial Statements

                                December 31, 2001


6.       Plan Termination

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their account.

7.       Transfer from Other Company Sponsored Plan

Effective August 31, 2000, the Company's Board of Directors voted to terminate the Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees, a separate Company sponsored plan. Participants and their account balances were transferred into the Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Units Employees - Plan 2 on that date.

                             Supplemental Schedules

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                            EIN 31-0258080 / Plan 021

 Schedule H, Part IV, Line 4i - Schedule of Assets Held for Investment Purposes

                                December 31, 2001



                                                              (c)                                      (e)
(a),(b)                                                       Description of        (d)              Fair
Identity of Party Involved and Description of Asset           Investment            Cost             Value
--------------------------------------------------------      ----------------     ------------      ----------
Shares of registered investment companies
 *  T. Rowe Price International Stock Fund                      3,937 shares           59,056            43,265
 *  T. Rowe Price New Horizons Fund                             4,710 shares          121,943           106,591
 *  T. Rowe Price New Income Fund                              10,756 shares           91,871            93,359
 *  T. Rowe Price Capital Appreciation Fund                    12,426 shares          178,731           181,919
 *  T. Rowe Price Equity Index 500 Fund                        13,848 shares          489,492           427,086
 *  T. Rowe Price Equity Income Fund                           86,058 shares        2,166,597         2,035,276
                                                                                   ------------      ----------
                                                                                    3,107,690         2,887,496

Common/collective trust fund
 *  T. Rowe Price Stable Value Fund                          2,283,065 units        2,283,065         2,283,065

Common stock
 *  Amcast Industrial Corporation common stock                 12,837 shares          163,722            69,065

Loans to participants                                     Rates ranging from
Participant loans                                                  7% to 11%          409,454           409,454
                                                                                   ------------      ----------
                                                                                  $ 5,963,931       $ 5,649,080
                                                                                   ============      ==========


 *  Indicates party-in-interest to the Plan.
                                                                            10

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                            EIN 31-0258080 / Plan 021

 Schedule H, Part IV, Line 4i - Schedule of Assets Held for Investment Purposes

                                December 31, 2000



                                                              (c)                                    (e)
(a),(b)                                                       Description of          (d)            Fair
Identity of Party Involved and Description of Asset           Investment              Cost           Value
--------------------------------------------------------      ----------------     ------------      ----------
Shares of registered investment companies
 *  T. Rowe Price International Stock Fund                      2,868 shares           48,495            41,639
 *  T. Rowe Price New Horizons Fund                             4,748 shares          133,374           113,435
 *  T. Rowe Price New Income Fund                               6,566 shares           55,165            55,811
 *  T. Rowe Price Capital Appreciation Fund                     8,203 shares          114,133           114,436
 *  T. Rowe Price Equity Index 500 Fund                        12,101 shares          438,815           429,591
 *  T. Rowe Price Equity Income Fund                           91,158 shares        2,323,140         2,248,869
                                                                                   ------------      ----------
                                                                                    3,113,122         3,003,781

Common/collective trust fund
 *  T. Rowe Price Stable Value Fund                          2,023,817 units        2,023,817         2,023,817

Common stock
 *  Amcast Industrial Corporation common stock                  9,194 shares          143,670            91,366

Loans to participants                                      Rates ranging from
Participant loans                                            8.75% to 10.50%          372,323           372,323
                                                                                   ------------      ----------
                                                                                  $ 5,652,932       $ 5,491,287
                                                                                   ============      ===========


 *  Indicates party-in-interest to the Plan.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                            EIN 31-0258080 / Plan 021

       Schedule H, Part IV, Line 4j - Schedule of Reportable Transactions

                   For the year ended December 31, 2001


                                                                                                       (h)
                                                                                                       Fair
                                      (b)                                                 (g)          Value of        (i)
                                      Description           (c)            (d)            Cost         Asset at        Net
(a)                                       of                Purchase       Selling         of          Date of         Gain or
Identity of Party Involved             Investment             Price         Price         Asset        Transaction     (Loss)
-------------------------------------------------------------------------------------------------------------------------------

                         --No Reportable Transactions--





There were no category (i), (ii), (iii) or (iv) transactions during the year.

There were no lease rental activities or expenses incurred with the plan. Therefore, columns (e) and (f) were eliminated for presentation purposes.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                            EIN 31-0258080 / Plan 021

       Schedule H, Part IV, Line 4j - Schedule of Reportable Transactions

                   For the year ended December 31, 2000


                                                                                                       (h)
                                                                                                       Fair
                                      (b)                                                 (g)          Value of        (i)
                                      Description           (c)            (d)            Cost         Asset at        Net
(a)                                       of                Purchase       Selling         of          Date of         Gain or
Identity of Party Involved             Investment             Price         Price         Asset        Transaction     (Loss)
-------------------------------------------------------------------------------------------------------------------------------

                         --No Reportable Transactions--





There were no category (i), (ii), (iii) or (iv) transactions during the year.

There were no lease rental activities or expenses incurred with the plan. Therefore, columns (e) and (f) were eliminated for presentation purposes.